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                                                                    EXHIBIT 23.2




We hereby consent to the use in this Registration Statement on Form S-4 of Acacia Research Corporation of our report dated January 25, 2002, except as to
Note 14, which is as of April 25, 2002, relating to the financial statements of CombiMatrix Corporation (a development stage company), which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Seattle, Washington
September 9, 2002